SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                     _______________________________

                                FORM 8-K
                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  August 17, 1995


                    CHESAPEAKE UTILITIES CORPORATION
         (Exact name of registrant as specified in its charter)




          Delaware                    0-593                    51-0064146
      (State of other              (Commission             (I.R.S. Employer
      jurisdiction of              File Number)           Identification No.)
      incorporation)


          861 Silver Lake Boulevard, Dover, Delaware          19904
          (Address of principal executive offices)          (Zip Code)


                             (302) 734-6754
          (Registrant's telephone number, including area code)


            P.O. Box 615, Dover, Delaware          19903-0615
          (Former name, former address and former fiscal year,
                    if changed since last report.)

Item 5.   Other Events

As previously reported on the Company's Form 10-Q, the Federal Energy Regulatory Commission ("FERC") issued an Order on May 19, 1994 directing the Company's interstate pipeline subsidiary, Eastern Shore Natural Gas Company ("Eastern Shore") to refund, with interest, what the FERC characterized as overcharges from November 1, 1992 to the current billing month. The Order also directed Eastern Shore to file a report showing how the refund was calculated, and to revise tariff language clarifying the PGA provisions of its tariff. On
June 20, 1994, Eastern Shore filed a request for rehearing of the Order. In addition, on June 21, 1994, Eastern Shore filed revised tariff sheets clarifying its PGA methodology and two alternative refund calculations. Eastern Shore filed two alternative refund calculations due to what it believed were inconsistencies and contradictions in the Order. The FERC issued an Order on July 18, 1994, for the sole purpose of extending the time for consideration of Eastern Shore's filings. Subsequently Eastern Shore and the FERC Staff entered into negotiations to resolve this issue. In response to the FERC's May 19, 1994 Order, Eastern Shore accrued $412,000 during the second quarter of 1994, as a reserve for potential refund relating to prior periods. Thereafter, Eastern Shore accrued an amount each month to ensure that the potential refund was fully reserved. As of June 30, 1995, the total amount accrued was $1,639,000.

On August 17, 1995 the FERC issued an Order approving an Offer of Settlement submitted by Eastern Shore. The Order approved a change in Eastern Shore's PGA methodology retroactive to June 1, 1994, which will result in a rate reduction of approximately $234,000 per year. The reserves the Company had been accruing for the potential refund were significantly greater than the rate reduction ordered. Accordingly, Eastern Shore will reverse a large portion of the reserve that it has been accruing. This reversal will contribute $1,385,000 to pre-tax earnings or $833,000 to after-tax earnings during the third quarter of 1995.

In connection with the FERC Order, Eastern Shore will apply to the FERC for a blanket certificate authorizing open access transportation service on its system. The implementation of open access transportation service, expected to occur during the second half of 1996, will provide all of Eastern Shore's customers with the opportunity to transport gas over Eastern Shore's system at FERC regulated rates. In addition, Eastern Shore s customers will have the opportunity to purchase gas from third party suppliers, thereby, increasing competition on Eastern Shore's system. The Company is in the process of developing a plan for implementation of open access transportation service which will be submitted to the FERC in accordance with the Order. The Company believes that the opportunities created by anticipated future pipeline expansion and the provision of unregulated merchant services will partially offset the impact on earnings of the increased competition on its system.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CHESAPEAKE UTILITIES CORPORATION




--------------------------------
John R. Schimkaitis
Senior Vice President and Assistant Treasurer
(Principal Financial and Accounting Officer)


Date:  August 23, 1995